EXHIBIT 99.2

For Immediate Release

DHI Group, Inc. Announces CEO Transition Plan

Michael Durney to Remain President and CEO as
Board Conducts Search Process

Board is Confident in Tech-Focused Strategy; Sees Opportunities to Accelerate Progress
and Improve Business Execution

New York, New York, November 2, 2017 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”), a leading online career resource and talent acquisition platform for technology professionals and other select professional communities, today announced that its Board of Directors and its President and Chief Executive Officer, Michael Durney, have initiated a CEO transition plan. Mr. Durney will remain President and CEO until March 31, 2018 or until a successor is found. In the event the search process extends beyond March 31, Mr. Durney has agreed to stay on for a designated period. Once a successor is appointed, Mr. Durney will serve in an advisory capacity for a short time to help ensure a smooth transition.

The Board has commenced a search process for a new CEO and has retained Heidrick & Struggles, an international executive search firm.

“As DHI continues to execute on its strategy to become a single tech-focused organization, now is the right time in the Company’s evolution to implement a CEO transition plan,” said John Barter, Chairman of the Board. “The Board remains confident in the Company’s strategy and believes that there are opportunities to accelerate DHI’s progress and improve business execution. The Board is confident in its ability to identify a successor who will effectively drive improved growth and shareholder value by reinvigorating DHI’s technology talent acquisition franchise and fast-tracking the development of next-generation talent acquisition solutions.”

Mr. Barter continued, “Mike has been a senior executive at DHI for over 17 years, serving as CFO when he first joined the Company in 2000 and then as CEO since 2013. On behalf of the Board of Directors, I thank Mike for the energy and dedication he has brought to DHI throughout his tenure.”

“We are executing on our go-forward strategy focused on tech and skills, which we are confident will bring renewed growth to the Company. I will continue to work on focusing our resources behind the tech-first strategy and deepening engagement with professionals while the Company conducts its search for the next leader of the business," said Michael Durney, President and Chief Executive Officer of DHI Group, Inc.

DHI today also announced its financial results for the third quarter of 2017.

Investor Contact	Media Contact
Brendan Metrano	Rachel Ceccarelli
VP, Investor Relations	Director, Corporate Communications
DHI Group, Inc.	DHI Group, Inc.
212-448-4181	212-448-8288
ir@dhigroupinc.com	media@dhigroupinc.com

About DHI Group, Inc.

DHI Group, Inc. (NYSE: DHX) is a leading provider of data, insights and employment connections through our specialized services for technology professionals and other select online communities. Our mission is to empower tech professionals and organizations to compete and win through expert insights and relevant employment

EXHIBIT 99.2

connections. Employers and recruiters use our websites and services to source, hire and connect with the most qualified and highly-skilled tech professionals, while professionals use our websites and services to find ideal employment opportunities, relevant job advice and tailored career-related data. For over 25 years, we have built our Company on providing employers and professionals with career connections, news, tools and information. Today, we serve multiple markets located throughout North America, Europe, the Middle East and the Asia Pacific region. Find out more at http://www.dhigroupinc.com/home-page/default.aspx.

Forward-Looking Statements
This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future results of operations. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, the review of potential dispositions of certain of our businesses and the terms and timing of any such transactions, the results and timing of our search for a new Chief Executive Officer, competition from existing and future competitors in the highly competitive market in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the uncertainty surrounding the United Kingdom’s future departure from the European Union, including uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.